Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

QuadraMed Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2008, relating to the consolidated financial statements, the effectiveness of QuadraMed Corporation’s internal control over financial reporting and financial statement schedule of QuadraMed Corporation’s appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

September 25, 2008

Bethesda, Maryland